SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 28, 2004
                                                          -------------



                        NET 1 U.E.P.S. TECHNOLOGIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                     000-31203                  65-0903895
           -------                     ---------                  ----------
(State of other jurisdiction    (Commission File Number)        (IRS Employer
     or incorporation)                                       Identification No.)


          President Place, 4th Floor, Cnr Jan Smuts and Bolton Avenue,
                      Rosebank, Johannesberg, South Africa
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



     Registrant's telephone number, including area code: 011-27-11-343-2001
                                                         ------------------


                       Suite 325-744 West Hastings Street,
                   Vancouver British Columbia, Canada V6C 1A5
                   ------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         (A) PREVIOUS INDEPENDENT ACCOUNTANTS

                  (i) Manning Elliott, Chartered Accountants ("Manning Elliott'), by letter dated July 12, 2004, was dismissed as the independent accountant for Net 1 U.E.P.S. Technologies, Inc. Manning Elliott had been the independent accountant for, and audited the financial statements of, the Company.

                  (ii) The reports of Manning Elliott on the financial statements of the Company for the past three fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. The audit reports contained a modification expressing substantial doubt about the Company's ability to continue as a going concern. This modification was attributable to the circumstance that the Company had limited revenues and suffered recurring losses from operations.

                  (iii) The Company's Board of Directors unanimously approved the dismissal of Manning Elliott.

                  (iv) In connection with the audits for the three most recent fiscal years and in connection with Manning Elliott's review of the subsequent interim period preceding dismissal on March 31, 2004, there have been no disagreements between the Company and Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Manning Elliott to make a reference thereto in its report on the Company's financial statements for these fiscal years and interim period. During the three most recent fiscal years and prior to the date hereof, the Company had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         The Company has provided Manning Elliott with a copy of the disclosures it is making, and requested that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Manning Elliott agrees with the above statements. A copy of Manning Elliott's letter is attached as an exhibit to this Current Report on Form 8-K.

         (B) ENGAGEMENT OF NEW INDEPENDENT ACCOUNTANTS

                  The Company engaged Deloitte & Touche (Johannesburg, South Africa) ("Deloitte") as its new independent accountants as of July 12, 2004, as the Company's Board of Directors determined that in view of the changed scope and location of the Company's operating base, it would be advantageous for the Company to obtain the services of Deloitte. Prior to such date, the Company did not consult with Deloitte regarding (i) the application of accounting principles, or (ii) the type of audit opinion that might be rendered by Deloitte.

                  However, Deloitte was engaged by Net 1 Applied Technology Holdings Limited ("Aplitec") to advise on the application of accounting principles regarding (i) the factors relevant to the identification of the accounting acquirer in the proposed transaction, pursuant to which the Company through Net 1 Applied Technologies South Africa Limited ("New Aplitec"), would acquire substantially all of the assets and liabilities of Aplitec, and (ii) the classification of certain securities issued by New Aplitec (as part of the proposed transaction referred to above) as either equity or liability in the consolidated financial statements of the Company if Aplitec were to be the accounting acquirer.

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

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         As previously reported, on June 7, 2004, Net 1 completed, from a legal perspective, the acquisition of Net 1 Applied Technology Holdings Limited ("Aplitec"). Subsequent to the completion of the acquisition, 99.2% of Aplitec shareholders elected the reinvestment option as of June 28, 2004. As a result, Aplitec is deemed to be the accounting acquirer of Net 1. From an accounting perspective, June 28, 2004 is considered to be the consummation date of the reverse acquisition, as this was the date when the accounting acquirer could be identified.

         As a result of the aforementioned reverse acquisition by Aplitec on June 28, 2004, Net 1 has engaged Deloitte as its independent accountant as described in Item 4 above and changed its fiscal year to June 30 as described in
Item 8 below.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements of business acquired.

                  The financial statements of the accounting acquirer required by this Item will be filed as soon as practicable, and in any event within the required time limits.

         (b) Pro forma financial information.

                  The pro forma financial information required by this Item will be filed as soon as practicable, and in any event within the required time limits.

         (c) Exhibits.

                  (16) Letter from Manning Elliott to the Securities and Exchange Commission


ITEM 8.  CHANGE IN FISCAL YEAR

         On June 30, 2004, the Board of Directors of Net 1 approved the change in Net 1's fiscal year end to June 30 from December 31. As the registrant is adopting the fiscal year of the accounting acquirer, no transition report is necessary.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NET 1 U.E.P.S. TECHNOLOGIES, INC.



                                     By: /s/ Serge Belamant
                                         ------------------
                                         Serge Belamant, Chief Executive Officer

DATED:  July 16, 2004


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